Exhibit 20.6
Page 1 of 3

                    Navistar Financial 1998 - A Owner Trust
                        For the Month of February 1999
                      Distribution Date of March 15, 1999
                           Servicer Certificate #10

Original Pool Amount                                      $500,864,370.04



Beginning Pool Balance                                    $380,249,600.66
Beginning Pool Factor                                         0.759186765

Principal and Interest Collections:
     Principal Collected                                   $12,390,037.41
     Interest Collected                                     $2,920,083.74

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $768,379.98
Total Additional Deposits                                     $768,379.98

Repos / Chargeoffs                                            $935,183.83
Aggregate Number of Notes Charged Off                                 114

Total Available Funds                                      $16,078,501.13

Ending Pool Balance                                       $366,924,379.42
Ending Pool Factor                                              0.7325823

Servicing Fee                                                 $316,874.67

Repayment of Servicer Advances                                      $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                    $20,599,153.25
     Target Percentage                                               5.25%
     Target Balance                                        $19,263,529.92
     Minimum Balance                                       $10,017,287.40
     (Release) / Deposit                                   ($1,335,623.33)
     Ending Balance                                        $19,263,529.92

Current Weighted Average APR:                                       9.448%
Current Weighted Average Remaining Term (months):                   42.07

Delinquencies                                             Dollars         Notes
     Installments:              1 - 30 days           $2,760,439.94       2,414
                                31 - 60 days            $521,517.43         457
                                60+  days               $183,227.14          93

     Total:                                           $3,465,184.51       2,425

     Balances:                  60+  days             $3,189,162.45          93

Memo Item - Reserve Account
     Prior Month                                     $19,963,104.03
+    Invest. Income                                      $83,654.04
+    Excess Serv.                                       $552,395.18
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                               $20,599,153.25

Exhibit 20.6
Page 2 of 3

Navistar Financial 1998 - A Owner Trust
For the Month  of  February, 1999

                                                                           NOTES
                                             TOTAL             CLASS A              CLASS B
                                         $500,864,370.04     $483,334,000.00     $17,530,370.04
Original Pool Amount
Distributions:
     Distribution Percentages                                         96.50%              3.50%
     Coupon                                                            5.94%              6.10%

Beginning Pool Balance                   $380,249,600.66
Ending Pool Balance                      $366,924,379.42

Collected Principal                       $12,390,037.41
Collected Interest                         $2,920,083.74
Charge - Offs                                $935,183.83
Liquidation Proceeds / Recoveries            $768,379.98
Servicing                                    $316,874.67
Cash Transfer from Reserve Account                 $0.00
Total Collections Available
  for Debt Service                        $15,761,626.46

Beginning Balance                        $380,249,600.66     $366,940,747.55     $13,308,853.11

Interest Due                               $1,884,010.04       $1,816,356.70         $67,653.34
Interest Paid                              $1,884,010.04       $1,816,356.70         $67,653.34
Principal Due                             $13,325,221.24      $12,858,838.50        $466,382.74
Principal Paid                            $13,325,221.24      $12,858,838.50        $466,382.74

Ending Balance                           $366,924,379.42     $354,081,909.05     $12,842,470.37
Note / Certificate Pool Factor                                        0.7326             0.7326
   (Ending Balance / Original Pool Amount)
Total Distributions                       $15,209,231.28      $14,675,195.20        $534,036.08

Interest Shortfall                                 $0.00               $0.00              $0.00
Principal Shortfall                                $0.00               $0.00              $0.00
     Total Shortfall                               $0.00               $0.00              $0.00
      (required from Reserve)
Excess Servicing                             $552,395.18
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance            $20,599,153.25
(Release) / Draw                          ($1,335,623.33)
Ending Reserve Acct Balance               $19,263,529.92

Exhibit 20.6
Page 3 of 3

Navistar Financial 1998 - A Owner Trust
For the Month  of  February, 1999


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                     5                   4                   3                  2                  1
                                  Oct-98              Nov-98              Dec-98             Jan-99             Feb-99
Beginning Pool Balance       $432,013,776.99     $416,392,846.87     $405,277,347.39     $392,783,974.90     $380,249,600.66

A)  Loss Trigger:
    Principal of Contracts
      Charged Off              $1,056,920.96         $363,730.65         $812,876.15         $492,708.04         $935,183.83
    Recoveries                   $638,135.36         $730,241.38         $344,118.82         $530,279.31         $768,379.98

Total Charged Off (Months 5, 4, 3)                 $2,233,527.76
Total Recoveries (Months 3, 2, 1)                  $1,642,778.11
Net Loss / (Recoveries) for 3 Mos                    $590,749.65(a)

Total Balance (Months 5, 4, 3)                 $1,253,683,971.25(b)

Loss Ratio Annualized  [(a/b) * (12)]                   0.56545%

Trigger:  Is Ratio > 1.5%                                     No
                                                                          Dec-98             Jan-99             Feb-99

B)   Delinquency Trigger:                                              $3,424,912.24       $4,235,335.14       $3,189,162.45
     Balance delinquency 60+ days                                           0.84508%            1.07829%            0.83870%
     As % of Beginning Pool Balance                                         0.79346%            0.93397%            0.92069%
     Three Month Average

Trigger:  Is Average > 2.0%                                   No

C)   Noteholders Percent Trigger:                       3.84606%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                                   No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer